Exhibit 99

           EDO Reports Record Revenue and Earnings in 2004

    NEW YORK--(BUSINESS WIRE)--Feb. 24, 2005--EDO Corporation (NYSE:
EDO) reported record revenue of $536.2 million in 2004, up 16.4 percent from the $460.7 million recorded in 2003. Net earnings were $29.1 million, up 96.3 percent from the $14.8 million recorded in the prior year. On a diluted per-share basis, earnings for 2004 were $1.49, up 77.4 percent from the $0.84 recorded in 2003. This included an income-tax adjustment in the fourth quarter of 2004 that added approximately $2.8 million to net earnings. Without this adjustment, the diluted per-share earnings would have been $1.37.
    For the quarter ended Dec. 31, 2004, revenue was $169.1 million, up 24.6 percent from the $135.8 million recorded in the fourth quarter of 2003. Net earnings for the fourth quarter of 2004 were $14.2 million, up 118.0 percent from the $6.5 million recorded in the fourth quarter of 2003. On a diluted per-share basis, earnings for the fourth quarter of 2004 were $0.68, double the $0.34 recorded during the same period in the prior year.
    "This has been a very successful year, in which we have surpassed all of our major financial goals, and have converted our revenue growth into a substantially improved net income," said Chief Executive Officer James M. Smith. "This has been achieved while managing facilities consolidations in three major divisions, as well as accelerating key areas of production in support of our nation's war effort."

    Highlights for the Year

    -- Successfully fielded a new line of electronic-force-protection equipment, generating sales of approximately $40 million in its first year.

    -- Won production contracts with the Marine Corps for 11 new mobile communication systems, known as JECCS (Joint Enhanced Core Communications Systems).

    -- Secured a significant new platform for our interference-cancellation technology on the EA-18G aircraft.

    -- Added $41 million in new development and support contracts for the B-1B bomber.

    -- Won a contract renewal for professional services to USAID's Office of Foreign Disaster Support. Under this contract, we have highly-skilled technicians deployed around the world, such as in tsunami-stricken areas, to provide communications networks and other specialized functions.

    --  Formed a strategic alliance with BAE subsidiary Atlas
        Elektronic to address opportunities for mine countermeasures, such as proposals for the future Littoral Combat Ship.

    -- Completed the consolidation of six Washington D.C. area facilities into one location, and made substantial consolidation progress in newly leased facilities on Long
        Island and in southern California, both of which will be completed in the first half of 2005.

    -- Made substantial technology improvements and new product introductions in key areas of defense electronics and aircraft armament systems.

    -- Eliminated "staggered" terms of office for the board of directors, thus allowing each board member to stand for election annually.

    Backlog

    The total funded backlog of unfilled orders at Dec. 31, 2004 increased to $474.6 million from $462.3 million at Dec. 31, 2003. Backlog does not include portions of contracts for which the U.S. government has not yet appropriated funds, nor does it include unexercised options in any contract. Such unfunded contracts and unexercised options add approximately $535 million in what we view as high-confidence future revenue, for a total of more than $1.0 billion.

    Margins

    Gross margins increased slightly to 26.7 percent of revenue in 2004, versus 26.6 percent in 2003. For the fourth quarter, the gross profit margin was 27.4 percent of revenue, versus 23.1 percent in the prior year.
    Operating margins for 2004 were 9.8 percent versus 6.7 percent in 2003. The relatively low operating margin in 2003 was due primarily to a non-recurring charge related to the sale of real estate. Excluding this and other unusual items, operating margins for 2003 were 9.2 percent. The increase in 2004 was due primarily to efficiencies achieved from the integration of recently-acquired businesses and consolidation of facilities.
    EBITDA, as adjusted, was 14.0 percent of revenue in 2004, at the top of the company's forecasted 13 to 14 percent target range. EBITDA is a generally accepted metric employed by our industry. Our adjustments include primarily ESOP and pension expenses, and are identified in detail on the attached reconciliation schedule.
    Net margins were 5.4 percent in 2004 versus 3.2 percent in 2003. As mentioned in the first paragraph, an income-tax adjustment added approximately $2.8 million to net income in 2004. The adjustment resulted from the favorable resolution of tax audits and other issues, allowing the release of related contingency accruals. Without this adjustment, the net margin for 2004 would have been 4.9 percent of sales.

    Organic Revenue Growth

    Revenue from operations owned for more than one year grew by 11.8 percent in 2004. This exceeds the company's 7 to 9 percent forecast made at the beginning of 2004.
    For the fourth quarter, all of the 24.6 percent revenue growth is organic, since there is no acquisition-related revenue increase in this quarter's comparison. This growth was aided by strong sales in force-protection and communications-related products.

    - 2005 Forecast

    Given the current contract base and internal projections, the company is increasing its forecast of long-term organic revenue growth to a range of 8 to 10 percent. Consequently, EDO estimates that revenue for the full year 2005, excluding any acquisitions, will be in the range of $585 million to $600 million, as indicated on the attached "Guidance Data Estimates" worksheet. Also included is a breakdown of average revenue by quarter over the past three years. This calculation is provided to illustrate the quarterly trends affecting EDO's results.

    Conference Call

    EDO will conduct a conference call at 10:30 a.m. EST on Feb. 24 to review these results in more detail. A live web cast of the conference call will be available at www.edocorp.com or www.vcall.com. For those who cannot listen to the live broadcast, a replay of the call will be available on the corporate site. There will also be a telephone replay of the call available until March 3. To listen to the telephone replay, dial 1-877-660-6853 (outside the U.S. dial 1-201-612-7415), account #1628, and conference ID #134242.

    About EDO Corporation

    EDO Corporation designs and manufactures a diverse range of products for the defense industry and commercial markets, and provides related engineering and professional services.
    Major product groups include: Aircraft Armament, Defense
Electronics, Communications, Undersea Warfare, and Integrated
Structures. EDO's advanced systems are at the core of the transformation to lighter, faster, and smarter defense capabilities.
    EDO (www.edocorp.com) was founded in 1925, and is headquartered in New York City. The company employs 2,500 people.

    Forward-Looking Statements

    Certain statements made in this release, including statements about future revenues and long-term organic revenue growth, as well as annual revenue expectations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, changes in the government's funding priorities, the impact of competitive products and pricing, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.


                   EDO Corporation and Subsidiaries
             Condensed Consolidated Statements of Earnings
                ($000's omitted, except per share data)


                             Three months ended        Year ended
                             Dec 31,    Dec 31,    Dec 31,    Dec 31,
                              2004       2003       2004       2003
                           ---------- ---------- ---------- ----------
                                (unaudited)

Net sales                  $ 169,131  $ 135,771  $ 536,173  $ 460,667

Costs and expenses:
Cost of sales                122,871    104,421    392,961    338,259
Selling, general and
 administrative               21,554     14,767     78,791     71,855
Research and development       3,971      2,656     11,620      8,594
Acquisition-related costs          -        260          -        929
Impairment loss on Deer
 Park facility                     -          -          -      9,160
Non-qualified-pension-plan-
 curtailment loss                  -        942          -        942
                           ---------- ---------- ---------- ----------
                             148,396    123,046    483,372    429,739

                           ---------- ---------- ---------- ----------
Operating earnings            20,735     12,725     52,801     30,928

Interest income                  490        268      1,271        941
Interest expense              (2,348)    (2,324)    (9,119)    (9,093)
Other, net                      (168)       254       (319)       279
                           ---------- ---------- ---------- ----------
Non-operating expense, net    (2,026)    (1,802)    (8,167)    (7,873)

                           ---------- ---------- ---------- ----------
Earnings before income
 taxes and discontinued
 operations                   18,709     10,923     44,634     23,055

Income-tax expense            (4,548)    (4,427)   (15,566)    (9,644)
                           ---------- ---------- ---------- ----------

Earnings before
 discontinued operations      14,161      6,496     29,068     13,411

Earnings from discontinued
 operations, net of tax            -          -          -      1,398
                           ---------- ---------- ---------- ----------
Net earnings               $  14,161  $   6,496  $  29,068  $  14,809
                           ========== ========== ========== ==========

Earnings per common share:
Basic:
Continuing operations      $    0.79  $    0.37  $    1.64  $    0.78
Discontinued operations            -          -          -       0.08
                           ---------- ---------- ---------- ----------
Net basic earnings per
 common share              $    0.79  $    0.37  $    1.64  $    0.86
                           ========== ========== ========== ==========

Diluted: (a)
Continuing operations      $    0.68  $    0.34  $    1.49  $    0.76
Discontinued operations            -          -          -       0.08
                           ---------- ---------- ---------- ----------
Net diluted earnings per
 common share              $    0.68  $    0.34  $    1.49  $    0.84
                           ========== ========== ========== ==========

Weighted average shares
 outstanding
Basic                         17,824     17,389     17,695     17,308
                           ========== ========== ========== ==========
Diluted (a)                   22,526     22,073     22,377     17,561
                           ========== ========== ========== ==========


Backlog of unfilled orders                       $ 474,605  $ 462,327
                                                 ========== ==========

(a) Assumes exercise of dilutive stock options, and conversion of the 5.25% Convertible Subordinated Notes into 4.4 million common shares. The Notes were dilutive for the year ended Dec 31, 2004, but not 2003.



                   EDO Corporation and Subsidiaries
                Condensed Consolidated Balance Sheets
                           ($000's omitted)


                                                   Dec 31,    Dec 31,
                                                    2004       2003
                                                 ---------------------

Assets

Current Assets:
Cash and cash equivalents                        $  98,884  $  86,632
Accounts receivable, net                           153,810    134,303
Inventories                                         52,867     34,733
Deferred income tax asset, net                       5,046      4,836
Notes receivable                                     7,202      1,600
Prepayments & other                                  3,493      4,354
                                                 ---------------------
              Total Current Assets                 321,302    266,458

Property, plant and equipment, net                  34,830     31,355
Notes receivable                                         -      6,538
Goodwill                                            91,651     92,527
Other intangible assets                             50,356     55,898
Deferred income tax asset, net                      30,241     20,532
Other assets                                        18,309     21,388
                                                 ---------------------
Total Assets                                     $ 546,689  $ 494,696
                                                 =====================

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable and accrued liabilities         $  80,898  $  82,548
Contract advances and deposits                      13,696      8,195
                                                 ---------------------
            Total Current Liabilities               94,594     90,743

Income taxes payable, long term                      5,768      2,195
Long-term debt                                     137,800    137,800
Post-retirement benefits obligations                94,936     71,898
Environmental obligation                             1,663      1,728
Shareholders' equity                               211,928    190,332

                                                 ---------------------
Total Liabilities & Shareholders' Equity         $ 546,689  $ 494,696
                                                 =====================



                   EDO Corporation and Subsidiaries
                             SEGMENT DATA
                           ($000's omitted)


                             Three months ended        Year ended
                             Dec 31,    Dec 31,    Dec 31,    Dec 31,
                              2004       2003       2004       2003
                           --------------------- ---------------------
                                (unaudited)
Net sales:
Defense                    $ 120,053  $ 108,950  $ 406,301  $ 360,001
Communications and Space
 Products                     35,094     14,447     81,641     55,458
Engineered Materials          13,984     12,374     48,231     45,208
                           --------------------- ---------------------
                           $ 169,131  $ 135,771  $ 536,173  $ 460,667
                           ===================== =====================

Operating earnings (loss):
Defense (1)                $  15,561  $  11,542  $  43,064  $  35,062
Communications and Space
 Products                      2,655      1,237      4,294      3,583
Engineered Materials           2,519        888      5,443      2,385
Impairment loss on assets
 held for sale                     -          -          -     (9,160)
Non-qualified-pension-plan-
 curtailment loss                  -       (942)         -       (942)
                           --------------------- ---------------------
                              20,735     12,725     52,801     30,928


Net interest expense          (1,858)    (2,056)    (7,848)    (8,152)
Other, net                      (168)       254       (319)       279
                           --------------------- ---------------------

Earnings before income
 taxes                     $  18,709  $  10,923  $  44,634  $  23,055
                           ===================== =====================

(1) Acquisition-related
    costs included above.           -        260          -        929




                   EDO Corporation and Subsidiaries
            Reconciliation from GAAP to Pro Forma Earnings
                ($000's omitted, except per share data)
               (Before Discontinued Operations in 2003)


                             Three months ended        Year ended
                             Dec 31,    Dec 31,    Dec 31,    Dec 31,
                              2004       2003       2004       2003
                           ---------- ---------- ---------- ----------
                                (unaudited)          (unaudited)

Earnings from continuing
 operations
before income taxes        $  18,709  $  10,923  $  44,634  $  23,055

Impairment loss on assets
 held for sale                     -          -          -      9,160
Acquisition-related costs          -        260          -        929
Compensation expense re:
 accelerated options               -          -          -        292
Non-qualified-pension-plan-
 curtailment loss                  -        942          -        942
                           ---------- ---------- ---------- ----------
Pro forma earnings before
 income taxes                 18,709     12,125     44,634     34,378
Income tax expense            (4,548)    (4,801)   (15,566)   (14,370)
                           ---------- ---------- ---------- ----------
Pro forma net earnings     $  14,161  $   7,324  $  29,068  $  20,008
                           ---------- ---------- ---------- ----------

Calculation of pro forma
 diluted earnings per
 share:
Interest expense avoided on
 convertible notes, net of
 tax                           1,067      1,076      4,268          -
                           ---------- ---------- ---------- ----------
Pro forma net earnings
 available for common
 shares                       15,228      8,400     33,336     20,008
Diluted shares outstanding    22,526     22,073     22,377     17,561

Pro forma diluted earnings
 per share                 $    0.68  $    0.38  $    1.49  $    1.14
                           ========== ========== ========== ==========


                         Calculation of EBITDA

                             Three months ended        Year ended
                             Dec 31,    Dec 31,    Dec 31,    Dec 31,
                              2004       2003       2004       2003
                           ---------- ---------- ---------- ----------
                                (unaudited)          (unaudited)
Earnings from continuing
 operations
before income taxes        $  18,709  $  10,923  $  44,634  $  23,055

Interest expense               2,348      2,324      9,119      9,093
Interest income                 (490)      (268)    (1,271)      (941)
                           ---------- ---------- ---------- ----------
Net interest expense           1,858      2,056      7,848      8,152

Depreciation                   2,403      3,163     10,476     12,180
Amortization                   1,310      1,356      5,564      4,885
                           ---------- ---------- ---------- ----------
Total depreciation &
 amortization                  3,713      4,519     16,040     17,065

                           ---------- ---------- ---------- ----------
EBITDA                        24,280     17,498     68,522     48,272

Impairment loss on assets
 held for sale                     -          -          -      9,160
Acquisition-related costs          -        260          -        929
Compensation expense re:
 accelerated options               -          -          -        292
Non-qualified-pension-plan-
 curtailment loss                  -        942          -        942
ESOP compensation expense      1,244        925      4,330      3,281
Pension expense                  533        931      2,183      3,931
                           ---------- ---------- ---------- ----------
EBITDA, as adjusted        $  26,057  $  20,556  $  75,035  $  66,807

Diluted shares outstanding    18,118     17,664     17,969     17,561

EBITDA, as adjusted, per
 share *                   $    1.44  $    1.16  $    4.18  $    3.80
                           ========== ========== ========== ==========

* Excludes potential impact of subordinated note conversion.



                   EDO Corporation and Subsidiaries
                        GUIDANCE DATA ESTIMATES

                                           Fiscal 2005
                                          --------------

Revenue range                             $585 million - $600 million

                                          1Q      2Q      3Q      4Q
Three-year average sales by quarter       22%     24%     25%     29%
 (adjusted for acquisitions)

Pension costs                             $2.2 million

Effective operating tax rate              42%

EBITDA, as adjusted, margin range         13.0% - 14.0%

ESOP shares issued per quarter            42,376

Average diluted shares outstanding*:
  - If Note conversion is NOT dilutive    18.4 million
  - If Note conversion is dilutive        22.8 million

* "If-converted method" (FAS 128) to determine diluted EPS:
(Shares to be issued if 5.25% Notes are converted at $31.26/share would be 4,408,189.)

- Quarterly Dilution Test
Since the after-tax interest on Notes reduces Net Earnings by $1,067,089 per quarter, the decision point for the dilution test is $1,067,089 / 4,408,189, or $0.2421 per share.
When basic EPS for a quarter are more than $0.2421, the impact of the Notes is dilutive.
The Notes were dilutive to EPS this quarter and for the full year.

- Annual Dilution Test
Since the after-tax interest on Notes reduces Net Earnings by $4,268,355 per year, the decision point for the dilution test is $4,268,355 / 4,408,189, or $0.9683 per share.
When basic EPS for the year are more than $0.9683, the impact of the Notes is dilutive.
Based on current projections, the Notes are expected to be dilutive for the 2005 full-year. If so, the EPS calculation will be based on about 22.8 million shares.

This table contains estimates based on management's current expectations.

This information is forward-looking, and actual results may differ materially.

    CONTACT: EDO Corporation
             William A. Walkowiak, CFA, 212-716-2038
             Director of Investor Relations
             ir@edocorp.com